Investor Contact:
Jacquie Ross
831-431-1891
jross@borland.com

Media Contact:
Katherine Quigley
831-431-1894
kquigley@borland.com

BORLAND ANNOUNCES PRELIMINARY FINANCIAL RESULTS FOR THE
FIRST QUARTER OF 2003

SCOTTS VALLEY, Calif.—April 9, 2003—Borland Software Corporation (Nasdaq NM: BORL) today announced preliminary financial results for its first quarter ended March 31, 2003.

The company expects revenue for the first quarter to be in the range of $72 to $75 million, an increase of 26% to 31% over revenue of $57.1 million reported for the first quarter of 2002, but below the company’s previous guidance of $77 - $83 million. Based on preliminary financial data, the company estimates GAAP earnings per share for the first quarter to be in the range of $(0.27) to $(0.23) and Non-GAAP earnings per share to be in the range of $(0.04) to $(0.01).

“While it is true that the current geopolitical instability caused disruption in the market, we feel that customer reluctance to close deals in the last weeks of the quarter was more a result of underlying global economic weakness,” said Borland’s president and chief executive officer, Dale L. Fuller.

“Despite the challenging economic and geopolitical environment, we remain confident in our long-term strategy to accelerate the application lifecycle by delivering best-in-class technology that maximizes developer productivity and reduces total cost of ownership. Our value proposition is resonating well with existing customers and prospects who have made a point of telling me how well Borland’s suite of products meets their needs.”

“Our fundamental strengths remain intact. We will continue to carefully manage expenses and maintain a strong balance sheet with over $210 million in cash and no long-term debt as of March 31, 2003. We remain enthusiastic about our opportunity to further extend our leadership in the application lifecycle market.”

Borland will announce its final first quarter results on Tuesday, April 29, 2003, after the market closes. Based upon preliminary first quarter financial results and reduced visibility caused by economic and geopolitical uncertainty, our previous annual guidance will be subject to revision. Management will provide additional commentary on the earnings conference call.

Earnings Conference Call Information

The Borland Software Corporation first quarter teleconference and simultaneous webcast is scheduled to begin at 2:30 p.m., Pacific Time, on Tuesday, April 29, 2003. To access the live webcast, please visit http://www.borland.com/company/investor/q1_2003_earnings.html at least 30 minutes prior to the call to download any necessary audio or plug-in software. Any financial or statistical information posted on the company’s website in connection with the teleconference can be found at http://www.borland.com/company/investor. A replay of the webcast will be available approximately two hours after the conference call ends. The replay number is (888) 203-1112 or (719) 457-0820, passcode 410348.

Non-GAAP Financial Measures

Borland believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Borland reports Non-GAAP financial measures of its performance to provide investors with an alternative method for assessing its operating results in a manner that is focused on what it believes to be its core business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principals (GAAP), and may be materially different from Non-GAAP financial measures used by other companies. Borland’s management reviews these Non-GAAP measures when assessing the performance of its ongoing operations and making determinations as to resource allocation within the organization. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of comparative numbers provides consistency in our financial reporting. Borland computes its Non-GAAP financial measure of net income by adjusting GAAP net income to exclude the impact of amortization of goodwill and intangibles, acquisition-related expenses, in-process research and development, impairment and restructuring charges, as well as the tax effect of these charges. Many of these items are recurring from period to period. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure as provided below.

Preliminary estimates (range):
	Low	High

GAAP based EPS	$ (0.27)	$ (0.23)
Restructuring	0.07	0.06
Amortization of intangible assets	0.06	0.06
Acquisition-related expenses	0.04	0.04
In-process research and development	0.06	0.06

Non-GAAP EPS	$ (0.04)	$ (0.01)

About Borland

Borland Software Corporation (Nasdaq NM: BORL) is a world leader in platform independent software development and deployment solutions that are designed to accelerate the entire application development lifecycle. By connecting managers, testers, designers, developers, and implementers in real time, Borland enables enterprises worldwide to define and sustain their competitive advantage. For more information, visit: http://www.borland.com or the Borland Developer Network at http://bdn.borland.com.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements,” as defined under the Federal Securities Laws, including the Private Securities Litigation Reform Act of 1995. All statements that are not historical are forward-looking. The final results for the first quarter of 2003 may differ from the preliminary results discussed or forecasted in the forward-looking statements. Forward-looking statements contained in this release may relate to, but are not limited to:

Borland’s preliminary financial guidance for the first quarter of 2003;
Borland’s near-term and long-term outlook; and
demand for our products and market and technological trends in the software industry.

Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, among others, the following:

risks associated with final review of the results and preparation of quarterly financial statements;
general economic factors, capital market conditions and general industry trends;

  the ability to successfully integrate acquisitions, costs associated with acquisitions, diversion of management attention from other business concerns due to acquisitions, and undisclosed or unanticipated liabilities and risks resulting from acquired companies;

  Borland’s ability to sell comprehensive solutions for the application development lifecycle, our ability to manage a relatively new direct sales force, and our ability to integrate sales personnel from recent acquisitions;

actions or announcements by competitors, including the potential effects on Borland of competition in computer software product and services markets;
growth rates in the software and professional services markets that Borland participates in;
the effect of rapid technological change on demand for Borland's products;
market acceptance of new or enhanced products or services developed, marketed or sold by Borland;
delays in scheduled product availability dates;
Borland’s dependence on technologies licensed from third parties;
Borland’s ability to attract and retain qualified personnel and manage its growth; and

  any unanticipated impact on economic and financial conditions around the world resulting from geopolitical conflicts and other consequences of the United States’ war against terrorism and the war with Iraq.

These and other risks may be detailed from time to time in Borland's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its fiscal 2003 Annual Report on Form 10-K and other SEC filings, copies of which may be obtained from http://www.sec.gov/. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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